Exhibit 99.1

NEWS FROM POINT BLANK SOLUTIONS, INC.
2102 SW 2nd Street • Pompano Beach, FL 33069
Tel: 954-630-0900 • www.pointblanksolutionsinc.com

FOR IMMEDIATE RELEASE

Company Contact:	Media Relations/Investor Relations
Glenn Wiener
212-786-6013 / ir@pbsinc.com

POINT BLANK SOLUTIONS AND FMS ENTERPRISES

ESTABLISH STRATEGIC JOINT VENTURE

- Company to establish new subsidiary, LifeStone Materials, LLC

- JV will leverage soft body armor manufacturing, weaving and R&D capabilities

- Company expects JV to be accretive within first year of operation

Pompano Beach, Florida, March 18, 2008 – Point Blank Solutions, Inc. (“PBSI”, OTC Pink Sheets: PBSO.PK), a leader in the field of protective body armor, today announced that it has entered into a strategic alliance with FMS Enterprises Migun Ltd. (“FMS”), a leading manufacturer and supplier of technologically advanced lightweight ballistic armor materials. Senator (Ret.) Bill Campbell, Chairman of PBSI, stated “We are very pleased to have FMS and its leadership as a partner in this very important project. We believe they share our vision and through this joint venture, will play a role in helping us become, the global leader in safety apparel and protective solutions.”

Under the terms of the joint venture agreement, PBSI and FMS will create a new subsidiary, LifeStone Materials, LLC, which will weave fabric for PBSI and FMS. Each Company will have a 50.0% equity ownership in the new joint venture and both will contribute $250,000 as a capital contribution and $2.5 million as a loan in order to fund the venture and provide sufficient working capital. Additionally, PBSI entered into a 36 month supply agreement to purchase a portion of its woven fabric requirements from LifeStone Materials.

Larry Ellis, President and CEO stated, “We, with FMS, have worked hard to structure a joint venture that aligns our interests and makes great business sense for both companies. From our perspective, this vertical integration is an important step in our strategic plan to enhance and grow our current platform to meet the global demands today and well into the future. We expect this venture to be accretive within the first year of operation and to be a key driver to our financial performance.”

The companies have appointed Craig Trask as Production Manager to run its day-to-day operations. Mr. Trask has extensive experience in the weaving industry and holds a degree in Chemistry; he previously served as a plant manager for PBSI. LifeStone Materials will be leasing its manufacturing facility in Anderson, South Carolina and anticipates the factory will be fully operational in the 2008 second quarter. Additionally, Research and Development will be a collaborative effort among PBSI, FMS, and Life Stone Materials.

Since 1986, FMS has become one of the world’s leading producers and suppliers of aramid ballistic fabrics to the global protection industry. Based in Tel Aviv, Israel, FMS instituted strict quality controls to ensure their fabric production meets all American and European standards and at an extremely high performance levels. Quality control procedures are carried out in accordance with ISO 9002, NIJ 0101.04 – Ballistic Resistance of Police Body Armor and U.S. MIL – STD. 662F for fragmentation protection. Over the years, FMS has supplied thousands of tons of woven aramid fabrics in a variety of yarn count, style and weave type to countless customers around the globe. Additionally, the Company is a licensed supplier of aramid fabrics to military and security organizations worldwide.

Ellis concluded, “We have talked about several strategic initiatives that will open new channels for growth and enhance profitability. This joint venture with FMS provides us with weaving capabilities and new sales growth. We are confident that this venture will improve our financial performance in the second half of 2008 and well into the future. We continue to pursue opportunities that will improve returns for all of our stakeholders.”

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ABOUT POINT BLANK SOLUTIONS, INC.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY’S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY’S CONTROL. WORDS SUCH AS “EXPECTS,” “ANTICIPATES,” “TARGETS,” “GOALS,” “PROJECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “PURSUE,” “SEEKS,” “ESTIMATES,” VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY’S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) DE-LISTING FROM THE AMERICAN STOCK EXCHANGE, (3) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (4) ADDITIONAL FINANCING REQUIREMENTS, (5) DEVELOPMENT OF NEW PRODUCTS, (6) GOVERNMENT APPROVAL PROCESSES, INCLUDING APPROVAL OF THE SETTLEMENT BY THE COURT, (7) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (8) TECHNOLOGICAL CHANGES, (9) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (10) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (11) TURNOVER IN THE COMPANY’S SENIOR MANAGEMENT AND (12) OTHER UNCERTAINTIES DETAILED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN PART II ITEM 1A. “RISK FACTORS,” IN THE COMPANY’S PERIODIC REPORTS ON FORMS 10-K AND THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

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